Exhibit 5.1

200 Bay Steet, South Tower Suite 2800 Toronto, ON M5J 2J3 647 499 2828 mintz.com

May 12, 2026

Profound Medical Corp.

2400 Skymark Avenue, Unit 6

Mississauga, ON, L4W 5K5

Dear Sirs/Mesdames:

RE:       Profound Medical Corp. (the “Company”)

We have acted as Canadian counsel to the Company in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement (the “Registration Statement”) on Form S-3 under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration for resale, on a delayed or continuous basis, by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to an aggregate of 921,428 of the Company’s common shares (“Shares”).

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including, without limitation, the definitive agreements pursuant to which the Shares were issued to the Selling Shareholders and the resolutions of the directors of the Company authorizing the issuance of the Shares.

We are qualified to carry on the practice of law in the Province of Ontario. Our opinion below is expressed only with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

We have also assumed that: (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (vi) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Shares, (vii) there is no foreign law that would affect the opinion expressed herein, (viii) at the time of the execution and delivery of any documents relating to the Shares or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties; and (ix) such agreements were performed in accordance with the terms thereof. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

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Mintz LLP

MINTZ May 12, 2026 Page 2

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable shares in the capital of the Company.

Whenever our opinion refers to securities of the Company whether issued or to be issued, as being “fully paid and non-assessable”, no opinion is expressed as to the adequacy of any consideration received by the Company therefor.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Yours truly,

/s/ Mintz LLP

Mintz LLP